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                                                                    Exhibit 3.24

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         CHAPARRAL STEEL MIDLOTHIAN, LP

     This Certificate of Limited Partnership of Chaparral Steel Midlothian, LP is being duly executed and filed by Chaparral Steel Texas, Inc. a Delaware corporation, as the sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C, (S) 17-101, et seq).

     1. Name: The name of the limited partnership is Chaparral Steel Midlothian, LP (the "Limited Partnership").

     2. Registered Office and Agent: The address of the registered office of the Limited Partnership in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent at such address is The Corporation Trust Company.

     3. General Partner: The name and the business address of the sole general partner of the Limited Partnership are Chaparral Steel Texas, Inc., 300 Ward Road, Midlothian, Texas 76065-9651.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership this 29th day of February, 1996.

                                                     CHAPARRAL STEEL TEXAS, INC.
                                                     General Partner


                                                     By: /s/ Larry L Clark
                                                        ------------------------
                                                     Name: Larry L Clark
                                                     Title: Vice President